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Exhibit 5.1: Opinion of Jones Vargas

                                  JONES VARGAS
                                ATTORNEYS AT LAW
                                THIRD FLOOR SOUTH
                           3773 HOWARD HUGHES PARKWAY
                          LAS VEGAS, NEVADA 89109-0949

May 10, 2001

Voice Mobility International, Inc.
13777 Commerce Parkway
Suite 180
Richmond, British Columbia
V6V 2X3

         Re: Voice Mobility International, Inc. - Registration Statement on Form S-1 in respect of 9,750,000 Shares of Common Stock, par value $0.001 per share, and Share Warrants

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Voice Mobility International, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the offer and sale of (a) up to 6,500,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock") which have been reserved for issuance upon the exercise of presently outstanding special warrants (the "Special Warrants") by the selling security holders identified in the prospectus forming part of the Registration Statement (the "Selling Security Holders"); (b) the offer and sale by the Selling Security Holders of share warrants to acquire 3,250,000 shares of Common Stock (the "Share Warrants") which have been reserved for issuance upon exercise of the Special Warrants; and (c) the offer and sale by the Selling Security Holders of 3,250,000 shares of Common Stock which have been reserved for issuance upon exercise of the Share Warrants (the "Warrant Shares").

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         In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares, the Warrant Shares, the Special Warrants and the Share Warrants. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing and the proceedings taken by the Company referred to above, we are of the opinion that:

         (1) The Shares and the Warrant Shares have been duly authorized, and upon issuance, delivery and payment therefor, upon the exercise of the Special Warrants and the Share Warrants, respectively, as contemplated in the Registration Statement, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable.

         (2) When the Share Warrants have been executed and delivered by the Company, against delivery to the Company of the consideration therefor, as contemplated in the Registration Statement, the Share Warrants will be validly issued and will constitute binding obligations of the Company in accordance with their terms.

         Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada. We assume no responsibility regarding the applicability to, or the effect thereon of, the laws of any other jurisdiction.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.

                                                   Very truly yours,

                                                   /s/ Jones Vargas